August 25, 2006

Ecuity, Inc.
800 Bellevue Way, Suite 600
Bellevue, WA 98004
Attention: Shane Smith, CEO and King Cole, President

Re:	Ecuity, Inc./Cornell Capital Partners, LP - Forbearance of Default under the Investor Registration Rights Agreement dated March 30, 2006

Gentlemen:

Please be advised that pursuant to the letter dated August 4, 2006, Cornell Capital Partners, LP (“Cornell”) formally served Equity, Inc. (the “Company”) with notification of default under the financing documents entered into by and between the parties dated March 30, 2006, including without limitation the Securities Purchase Agreement (and as amended on the date hereof) and the convertible debentures issued thereto (the “Convertible Debentures”) (any and all documents entered into on March 30, 2006, or as subsequently modified, shall collectively be referred to as the “Transaction Documents”) for failure to file the registration statement in accordance with the terms of the Investor Registration Rights Agreement dated March 30, 2006 (the “Investor Registration Rights Agreement”). The cure period under such default expired on August 14, 2006. Cornell is willing to extend the cure period for failure to file the registration statement under the terms and conditions set forth herein.

Cornell shall extend the cure period provided the Company adheres to the following timeline: (i) the Company shall provide to Cornell by September 1, 2006, a business plan for the twelve (12) months starting September 1, 2006, which business plan shall include provisions for commitments to keep the account of its professional advisors (i.e. legal counsel, auditors, etc.) current during this period; (ii) the Company shall file its Annual Report for the Fiscal Year Ended June 30, 2006 on Form 10-KSB (the “Annual Report”) by October 13, 2006; (iii) within five (5) Business Days after the filing of the Annual Report, the Company shall file a Preliminary Proxy Statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) increasing its authorized shares of common stock to no less than 5,000,000,000; and (iv) within thirty (30) days of the filing of the Definitive Proxy Statement on Schedule 14A or Schedule14C with the SEC, the Company shall file a registration statement on Form SB-2, registering the shares pursuant to the Investor Registration Rights Agreement. Failure by the Company to adhere to any portion of this timeline will result in an automatic default under the Transaction Documents, without any further action on the part of Cornell. Notwithstanding the foregoing, nothing contained herein shall preclude Cornell from delivering a notice of default under Section 2(a) of the convertible debentures issued under the Amended and Restated Securities Purchase Agreement dated August 25, 2006 for events of default other than failure to file the registration statement. In addition, nothing contained herein or Cornell’s failure to declare an event of default shall not be considered a waiver on the part of Cornell of any and all of its rights under the Transaction Documents. Except as modified herein, all other terms and obligations contained in the Transaction Documents, including without limitation the Investor Registration Rights Agreement dated March 30, 2006, shall remain in full force and effect.

August 23, 2006
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The parties hereto acknowledged that presently there are not enough shares of common stock authorized by the Company to issue to Cornell pursuant to any conversion notices under the Convertible Debentures. Until the Company effectuates its increase in the number of authorized shares of common stock in accordance with the terms above, the Company shall issue shares of common to Cornell pursuant to any future conversions from the One Hundred Million (100,000,000) shares (the “Pledged Shares”), which were pledged to Cornell on August 29, 2005. The Company shall replenish any of the Pledged Shares used for Cornell’s conversions under the Convertible Debentures within five (5) days following the date the Company increases its the number of authorized shares of common stock by issuing to Cornell a stock certificate with a sufficient number of shares so that aggregate number of Pledged Shares equals One Hundred Million (100,000,000) shares of the Company’s common stock. The Company shall cooperate fully and take any and all action necessary to issue to Cornell shares of common stock pursuant to any conversions using the Pledged Shares as contemplated under this Paragraph, including without limitation, directing its Transfer Agent to issue shares from the Pledged Shares.

Please indicate your agreement to the foregoing by signing below where indicated.

[SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

August 23, 2006
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CORNELL CAPITAL PARTNERS, LP By: Yorkville Advisors, LLC Its: General Partner

By:
Name: Mark Angelo Title: Portfolio Manager

Acknowledged and Agreed ECUITY, INC.

By:
Name: Shane Smith Title: CEO